SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                    --------


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934





                        Date of Report: November 5, 2003



                             MIDDLESEX WATER COMPANY
                             -----------------------
             (Exact name of registrant as specified in its charter)



        NEW JERSEY                         O-422            22-1114430
        ----------                         -----            ----------
(State or other jurisdiction of         (Commission      (I.R.S. Employer
 incorporation or organization)         File Number)     Identification No.)



            1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
            ---------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (732)-634-1500
                                 --------------
              (Registrant's telephone number, including area code)

Middlesex Water Company




Item. 5. Other Events

Filing of a Petition with the New Jersey Board of Public Utilities for Rate increase of 17.82%, as outlined on the attached Press Release.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf of the undersigned hereunto duly authorized.



                                               MIDDLESEX WATER COMPANY
                                                   (Registrant)





                                                /s/ Marion F. Reynolds
                                                --------------------------------
                                                Marion F. Reynolds
                                                Vice President, Secretary
                                                and Treasurer


Dated November 5, 2003

CONTACT:
--------
         Bernadette Sohler, Manager of Communications   (732) 634-1500

             MIDDLESEX WATER COMPANY FILES FOR AN INCREASE IN RATES
                  CITING RISING POWER AND PURCHASED WATER COSTS

     Iselin, NJ MARKET WIRE (November 5, 2003) Middlesex Water Company has filed a request with the New Jersey Board of Public Utilities for a 17.82 percent increase in rates. The Company, which last filed for an increase in June 2000, is requesting an overall increase of $8,014,874 over current revenues, to cover costs of its increased capital investment as well as maintenance and operating expenses.

     "The expense increases are largely outside the Company's control," said Dennis G. Sullivan, President of Middlesex Water Company. "They include cost increases in purchased power, purchased water, taxes, corporate governance regulation and security, and are necessary for the Company to continue providing reliable and quality water service," added Mr. Sullivan.

     Middlesex Water Company provides retail water service to customers in Woodbridge, Edison, South Plainfield, Carteret, Metuchen and South Amboy. The Company also provides service under contract to Sayreville, the Old Bridge Municipal Utilities Authority (MUA), the Marlboro MUA, East Brunswick, Edison and Highland Park. The increase applies to all classes of customers, both contract and retail.

     The average household in the Company's retail service area is currently charged $25.57 per month for 900 cubic feet or 5,980 gallons of water. The proposed rate increase would mean a water charge of $30.09 per month for 900 cubic feet of water.

     The rate proposal will next be examined by the New Jersey Board of Public Utilities and the Division of Ratepayer Advocate, an agency representing ratepayers. A public hearing on the matter will be held in the Company's service area where customers are welcome to comment and voice opinions on the filing request.

                                -MORE-MORE-MORE-

MIDDLESEX  WATER  COMPANY FILES FOR AN INCREASE IN RATES CITING RISING POWER AND
--------------------------------------------------------------------------------
PURCHASED WATER COSTS/2
-----------------------

     Middlesex Water Company, organized in 1897, is an investor-owned water utility and is engaged in the business of supplying water for domestic, commercial, industrial and fire protection purposes. The Company's New Jersey subsidiaries -- Pinelands Water Company and Pinelands Wastewater Company -- provide service to residents in Southampton Township, New Jersey. The Company's other New Jersey subsidiary, Utility Service Affiliates (Perth Amboy) Inc., operates the water supply for the City of Perth Amboy, New Jersey. Middlesex Water Company and Pinelands Water and Wastewater Companies are subject to the regulations of the New Jersey Board of Public Utilities. The companies are also subject to various Federal and State regulatory agencies concerning water quality standards.

     For additional information regarding Middlesex Water Company, visit the Company's website at www.middlesexwater.com or call (732) 634-1500.
                        ----------------------

                                      ####


Certain matters discussed in this press release are "forward-looking statements" regarding the Company's results of operations and financial position. They are based on current information and expectations. Such statements address future plans, objectives, expectations and events concerning various matters such as capital expenditures, earnings, litigation, growth potential, rates, regulatory matters, liquidity, capital resources and accounting matters. Actual results in each case could differ materially from those currently anticipated in such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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